Exhibit 4.1
CUSIP 45811E 30 1

INTEGRATED ELECTRICAL SERVICES, INC. The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, and relative rights, preferences and limitations of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT— Custodian TEN ENT JT TEN — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common under UniforAct (Cust) m Gifts to Minors (State) (Minor) UNIF TRF MIN ACT— (Cust) Custodian (until age ) to Minors Act (Minor) under Uniform Transfers (State) Additional abbreviations may also be used though not in the above list. For Value received, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated, X (SIGNATURE) X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. (SIGNATURE) SIGNATURE(S) GUARANTEED: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.